Exhibit 4.2

EXECUTION VERSION

THE WALT DISNEY COMPANY

OFFICER’S CERTIFICATE

ESTABLISHING THE 3.057% NOTES DUE 2027

Dated: March 30, 2020

Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of March 20, 2019 (the “Indenture”), among The Walt Disney Company, a Delaware corporation (the “Company”), TWDC Enterprises 18 Corp., a Delaware corporation, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”), the undersigned, Jonathan S. Headley, the Senior Vice President, Treasurer and Corporate Real Estate of the Company, hereby certifies on behalf of the Company as follows:

(1)

Authorization. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form of Note (as defined below) attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

(2)	Compliance with Conditions Precedent. All conditions precedent provided for in the Indenture relating to the establishment of the form and terms of the Notes have been complied with.

(3)	Form of Notes.

(a)	The Notes shall be substantially in the form of Exhibit A attached hereto, which is incorporated by reference herein.

(b)

On the date hereof, the Company shall execute and the authenticating agent, being the Paying Agent (as defined below), appointed by the Company as noted below, shall authenticate and deliver initial notes in the form of Global Notes (as defined below) that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Paying Agent to the Depositary or to Canadian counsel to the underwriters in respect of the Notes for delivery to the Depositary, pursuant to the Depositary’s instructions or current procedures.

(c)	The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee.

(4)

Terms. The terms of the Notes shall be as follows and as set forth in the form of Note attached hereto as Exhibit A, and the terms and provisions set forth in the form of Note attached hereto as Exhibit A are hereby incorporated by reference in, and made a part of, this Officer’s Certificate as if set forth in full herein; provided that, in the event of any conflict between the terms set forth in this Officer’s Certificate or the Indenture and the terms set forth in the form of Note attached hereto as Exhibit A, the terms set forth in such form of Note shall govern:

(a)	Title. The title of the series of Securities is the “3.057% Notes due 2027” (the “Notes”).

(b)

Aggregate Principal Amount; Additional Notes. The initial aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6 and 9.5 of the Indenture, or (ii) which pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is C$1,300,000,000. The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (as defined below) (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer). Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture. As provided in the resolutions adopted by the Board of Directors of the Company on February 8, 2019 (the “Resolutions”), the exchange rate used to determine the U.S. dollar equivalent of the aggregate principal amount of Notes to be issued on the date of this Officer’s Certificate shall be the spot exchange rate determined on March 26, 2020 of C$1.4034 equals U.S. $1.0000 and, therefore for purposes of determining compliance with the limitation on the aggregate principal amount of debt securities that may be issued pursuant to the Resolutions, the C$1,300,000,000 aggregate principal amount of Notes to be issued on the date of this Officer’s Certificate shall be deemed the equivalent of U.S. $926,321,790 aggregate principal amount.

For purposes of this Officer’s Certificate, references to “Canadian dollars,’ “CAD” or “C$” are to the currency of Canada, and references to U.S. dollars,” “U.S.$” “dollar” or “$” are to the currency of the United States of America.

(c)

Registered Securities in Definitive or Book-Entry Form; Global Notes; Depositary. The initial Depositary for the Global Notes will be CDS Clearing and Depository Services Inc. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

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(d)	Maturity Date. The Notes will mature on March 30, 2027 (the “Maturity Date”), unless the Notes are earlier redeemed or repaid in accordance with the Indenture and this Officer’s Certificate.

(e)	Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.

(i)

Rate of Interest; Interest Payment Dates; Persons to Whom Interest Is Payable. The Notes will bear interest at the rate of 3.057% per annum, accruing from March 30, 2020 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for. The Company will pay interest on the Notes semi-annually in arrears in equal installments on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2020, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on March 16 or September 16, as the case may be, preceding the applicable Interest Payment Date (each, a “Regular Record Date”) (whether or not any such Regular Record Date is a Business Day (as defined below)). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.

(ii)

Accrual of Interest. The Notes will bear interest from the Original Issue Date at the rate per annum set forth above, until the principal thereof is paid or made available for payment. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for on the Notes) to but excluding the Interest Payment Date or Maturity Date, as the case may be.

(f)	Place of Payment; Registration of Transfer and Exchange; Notices to Company.

(i)    Place of Payment. Toronto, Ontario, Canada is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and BNY Trust Company of Canada (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in Toronto, Ontario, Canada, initially designated to be the Corporate Trust Office (as defined in the form of Note attached hereto as Exhibit A) and at such additional offices or agencies as the Company may

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designate; provided, however, that at the option of the Company, payments of interest on the Notes (other than at Maturity) may be made by cheque mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of the Notes if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if a Note is a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on the Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date (other than at Maturity) to each registered Holder of C$10,000,000 or more in aggregate principal amount of Definitive Notes by wire transfer of immediately available funds if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Paying Agent shall remain in effect until revoked by the applicable registered Holder.

(i)

Registration of Exchange and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depositary and its direct and indirect participants. Owners of beneficial interests in Global Notes will not be considered the Holders of such Notes under the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described in the form of Note attached hereto as Exhibit A where Notes may be presented for registration of transfer.

(ii)

Notices to Company. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at each of The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Legal Department and The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Treasurer.

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(g)

Optional Redemption. The Notes may be redeemed, in whole or in part, at the option of the Company, on the terms and subject to the conditions set forth in the form of Note attached hereto as Exhibit A.

(h)	Sinking Fund. The Notes will not be subject to any sinking fund or analogous provision.

(i)	Denominations. The Notes are issuable in denominations of C$2,000 principal amount and integral multiple of C$1,000 in excess thereof.

(j)

Issuance in CAD; Payments on the Notes in CAD. All payments of principal of, premium (if any), and any interest and Additional Amounts, if any, on the Notes will be payable in CAD; provided that the Company shall be permitted to make payments on the Notes in U.S. dollars on the terms and subject to the conditions set forth in form of Note attached hereto as Exhibit A.

(k)

Paying Agent, Transfer Agent, Authenticating Agent, Securities Registrar; Register of Securities. The Company has appointed the Paying Agent as a transfer agent, an authenticating agent and a Registrar for the Notes in Toronto, Ontario, Canada; provided that the Company shall have the right to appoint a replacement for such Person to serve in any such capacity as provided in the Indenture, and to appoint one or more additional Paying Agents, transfer agents, authenticating agents and Registrars as provided in the Indenture. The register of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Paying Agent.

(l)

Additional Amounts; Redemption. The Company will be required to pay Additional Amounts on the Notes to the Persons, and on the terms and conditions, set forth in the form of Note attached hereto as Exhibit A. The terms and provisions of Section 4.6 of the Indenture shall apply with respect to the payment of Additional Amounts on the Notes as if all references in such Section 4.6 to “additional amounts” referred, solely for purposes of the Notes, to Additional Amounts payable with respect to the Notes; provided that, in the event of any conflict or inconsistency between Section 4.6 of the Indenture and the terms and provisions set forth in the form of Note attached hereto as Exhibit A, the terms and provisions set forth in the form of Note attached hereto as Exhibit A shall govern.

(m)

Notices. The Registrar will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

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(n)

Certain Definitions. Any reference herein to the “principal” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; any reference herein to the principal of, or premium, if any, or interest on, any Note shall be deemed to include a reference to any Additional Amounts that are or may be payable with respect to such principal, premium or interest, as the case may be; and any reference herein to a “Business Day,” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in Toronto, Ontario, Canada or New York, New York, United States of America. All capitalized terms used in this Officer’s Certificate and not defined herein shall have the meanings set forth in the form of Note attached hereto as Exhibit A or, if not defined in such form of Note, in the Indenture.

*    *    *

The undersigned, for herself or himself, states that she or he has read and is familiar with the covenants and conditions of Article II of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of a form of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that she or he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by her or him in this Certificate are based upon such familiarity; and that, in her or his opinion, she or he has made such examination or investigation as is necessary to enable her or him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and in her or his opinion, such covenants and conditions have been complied with.

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IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Company as of the date first written above.

THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
	Name:	Johnathan S. Headley
	Title:	Senior Vice President, Treasurer and Corporate Real Estate

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Exhibit A

FORM OF 3.057% NOTE DUE 2027

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MARCH 30, 2020 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

All references to “CAD”, “C$” and “Canadian dollars” in this Note are to the lawful currency of Canada, and all references in this Note to “U.S. dollars” and “U.S.$” are to the lawful currency of the United States of America.

PRINCIPAL AMOUNT:

C$1,300,000,000

NO. R-1

CUSIP: 254687FU5

ISIN: CA254687FU53

THE WALT DISNEY COMPANY

3.057% NOTES DUE 2027

The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CDS & Co., or registered assigns, the principal sum of 1,300,000,000 Canadian dollars (C$ 1,300,000,000 ) on March 30, 2027 (the “Maturity Date”) and to pay interest thereon from March 30, 2020 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears in equal installments on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2020, at the rate of 3.057% per annum, until the principal hereof is paid or made available for payment. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the other side of this Note), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding March 16 or September 16 (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined on the other side of this Note)), next preceding such Interest Payment Date. If any Interest Payment Date, any Redemption Date, the Maturity Date or any other date on which a payment on the Notes is due is not a Business Day, the payment due on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity Date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or other date, as the case may be, to such next succeeding Business Day. For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the other side of this Note), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The foregoing sentence is for purposes of disclosure under the Interest Act (Canada) only and not for any other purpose and shall not otherwise affect the terms of this Note.

All payments of principal of, premium (if any), and interest and Additional Amounts (as defined on the other side of this Note, if any) on, the Notes will be payable in CAD, provided, that if, on or after March 26, 2020 (the “Pricing Date”), CAD are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes will be made in U.S. dollars until CAD are again available to the Company. In such circumstances, the amount payable on any date in CAD will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for CAD, as determined by the Company in its sole discretion, and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holders of the Notes. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor any Paying Agent (as defined below) shall have any responsibility for any calculation or conversion in connection with the foregoing.

Toronto, Ontario, Canada is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and BNY Trust Company of Canada (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Toronto, Ontario, Canada, initially designated to be the Corporate Trust Office (as defined on the other side of this Note) of the Paying Agent currently located at 1 York Street, 6th Floor, Toronto, Ontario M5J 0B6, Canada, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on this Note (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if this Note is a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date (other than on the Maturity) to each registered Holder of C$10,000,000 or more in aggregate principal amount of Definitive Notes (as defined on the other side of this Note) by wire transfer of immediately available funds if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Paying Agent shall remain in effect until revoked by the applicable registered holder. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth on the other side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Date: March 30, 2020

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

BNY TRUST COMPANY OF CANADA, not in its individual capacity but solely in its capacity as Authenticating Agent for the Trustee.

By:
Authorized Signatory

3.057% Notes due 2027

This Note is one of a duly authorized series of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture and designated by the Company as its 3.057% Notes due 2027 (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities which may be issued thereunder.

The Company issued this Note pursuant to an Indenture, dated as of March 20, 2019 (herein called the “Indenture”), among the Company, TWDC Enterprises 18 Corp., a Delaware Corporation, as guarantor and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, each Guarantor, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are in registered form, without coupons, in denominations of C$2,000 principal amount and integral multiple of C$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer). Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

The Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to the Maturity Date at a Redemption Price equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes to be redeemed; or

(2) the Canada Yield Price,

plus, in the case of both clauses (1) and (2) above, any accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date.

“Canada Yield Price” means, in respect of any Notes being redeemed, the price, in respect of the principal amount of the Notes, calculated by the Company as of the third Business Day prior to the Redemption Date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the Redemption Date) and principal on the Notes to be redeemed from the Redemption Date to the Maturity Date using as a discount rate the sum of the Government of Canada Yield on such Business Day plus 57.5 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Maturity Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date for the Notes shall be payable to the Holders of such Notes (or one or more Predecessor Securities) of record at the close of business on the relevant Regular Record Date, except as otherwise provided by depositary procedures, all as provided in the Indenture. Unless the Company defaults in the payment of the Redemption Price, interest on a Note or portion hereof called for redemption will cease to accrue on the Redemption Date.

All payments of principal and interest with respect to the Notes and the Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction is required, the Company will, subject to certain exceptions and limitations set forth below, pay to the Holder of this Note that is beneficially owned by a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on this Note (including payment of the principal of and interest on this Note) by the Company or a Paying Agent, after deduction or withholding for or on account of any Tax imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in this Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

a.	any Tax that would not have been so imposed but for:

•

the existence of any present or former connection between such Holder or beneficial owner of this Note (or between a fiduciary, settlor or beneficiary of, or a Person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, Person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

•

such Holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

b.	any estate, inheritance, gift, excise, sales, transfer, wealth, capital gains or personal property Tax or any similar Tax;

c.

any Tax that would not have been imposed but for the presentation by the Holder of a Note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

d.	any Tax that is payable otherwise than by withholding or deduction from a payment on this Note;

e.	any Tax required to be withheld by any Paying Agent from a payment on this Note, if such payment could be made without such withholding by any other Paying Agent;

f.

any Tax that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such Tax (including, for the avoidance of doubt, any backup withholding Tax imposed pursuant to Section 3406 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor provision));

g.

any Tax imposed on a Holder or beneficial owner that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Company’s stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

h.	any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid with respect to a payment on this Note to a Holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

Notwithstanding anything to the contrary in the preceding paragraph, the Company, the Trustee and any Person making payments on behalf of the Company shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of this Note, pursuant to Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) (or any amended or successor provisions), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between the Company or any other Person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA.

A “United States Alien” means any Person that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. As used herein, the term “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction. The foregoing definitions supersede and replace, but solely for purposes of the paragraphs in the Notes specified above, the definitions of such terms appearing in the Indenture.

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the Pricing Date, the Company becomes or will become obligated to pay Additional Amounts on the Notes or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after the Pricing Date, whether or not such act is taken with respect to the Company or any Affiliate, that results in a substantial likelihood that the Company will or may be required to pay Additional Amounts on the Notes, then, the Company may, at its option, redeem the Notes, as a whole but not in part, on not less than 15 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, together with interest, accrued thereon (and Additional Amounts, if any) to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Notes or any action that would entail a material cost to the Company. No redemption will be made unless (i) the Company shall have received an opinion of independent counsel to the effect that the circumstances described in either of the above clauses (a) or (b) exist and (ii) the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms. If the Company redeems the Notes under the circumstances described in this paragraph, then, notwithstanding any provision to the contrary set forth above in this paragraph, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to the Redemption Date for the Notes will be payable to the Holders of the Notes (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date, all as provided in the Indenture. Unless the Company defaults in the payment of the Redemption Price, interest on the Notes called for redemption will cease to accrue on the Redemption Date.

Notice of any redemption of the Notes will be mailed at least 15 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. All notices of redemption shall state, among other things, the principal amount of Notes to be redeemed, the Redemption Date, the Redemption Price or the manner in which the Redemption Price shall be determined and the place or places where such Notes maturing after the Redemption Date are to be surrendered for payment of the Redemption Price. Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company). If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected according to CDS procedures, in the case of Notes represented by a global note, or by the Trustee by such method as the Trustee considers fair and appropriate, in the case of Notes, if any, that are not represented by a global note. However, payment of the Redemption Price, together with accrued interest (if any) to but excluding the Redemption Date, for a Note for which a redemption notice has been delivered is conditioned upon delivery of such Note (with, if the Company or the Trustee or any Paying Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee or such Paying Agent, as the case may be, duly executed by, the Holder thereof or his attorney duly authorized in writing) to the office or agency of the Company maintained for that purpose in any Place of Payment for the Notes. Payment of the Redemption Price for a Note (or portion thereof to be redeemed), together with accrued interest to the Redemption Date, will be made on the later of the Redemption Date or promptly following the time of delivery of such Note, which, in the case of Toronto, Ontario, Canada, shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, at any time (whether prior to, on or after the Redemption Date) after delivery of the redemption notice.

If this Note is to be redeemed in part, this Note must be redeemed in a minimum principal amount of C$2,000 or an integral multiple of C$1,000 in principal amount in excess thereof; provided that the unredeemed portion of this Note must be an authorized denomination.

In the event of redemption of this Note in part only, this Note must be surrendered at an office or agency maintained by the Company for that purpose and the Company will execute, and the Trustee or an authenticating agent will authenticate and deliver to the Holder of this Note, without service charge and upon cancellation hereof, a new Note or Notes, of any authorized denominations as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of this Note so surrendered.

For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of the Notes shall relate, in the case of any Notes redeemed or to be redeemed by the Company only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and any Guarantor and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Guarantor and the Trustee with the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities). The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series to, by written consent, waive compliance by the Company or any Guarantor with any provision of the Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article VIII of the Indenture and the guarantee release provisions in Article XII of the Indenture, of the Indenture, shall alter or impair the obligations of the Company or any Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which, in the case of Toronto, Ontario, Canada, shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the applicable Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made by the Company, the Trustee or any Registrar for any such registration of transfer or exchange, but the Company may require, subject to certain exceptions specified in the Indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

THE INDENTURE (INCLUDING THE GUARANTEES) AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THE INDENTURE (INCLUDING THE GUARANTEES) OR THIS NOTE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Except as otherwise expressly provided herein, or the context otherwise requires, all undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; references herein to the “principal” or Redemption Price of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; references herein to the principal of, or premium, if any, or interest on, or Redemption Price of, any Note shall be deemed to include a reference to any Additional Amounts that are or may be payable with respect to such principal, premium, interest or Redemption Price, as the case may be; references herein to the “Corporate Trust Office” of any Person in any particular place mean the office of such Person in such place at which at any particular time its corporate trust business in such place shall be principally administered; and the term “Business Day,” as used in this Note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in Toronto, Ontario, Canada or New York, New York, United States of America. The foregoing definition of Business Day shall supersede and replace, solely insofar as relates to the Notes, the definition of Business Day appearing in the Indenture.

The initial Depositary for the Global Notes shall be CDS Clearing and Depository Services Inc. Notes will be issued in fully-registered, certificated form (“Definitive Notes”) registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, its General Counsel or one of its Deputy General Counsels, Associate General Counsels or Assistant General Counsels, or its Treasurer or any Assistant Treasurer.

THE WALT DISNEY COMPANY

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.